Exhibit 23
                         Consent of Arthur Anderson LLP

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Amended Form 8-K/A.

                                      /s/ Arthur Anderson LLP

Baltimore, Maryland
February 16, 1998